CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42551) of Andersen Group, Inc. of our report dated June 19, 2002 relating to the financial statements of the Andersen Group Individual Retirement Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Hartford, CT

June 28, 2002